Date 24 May 2006

DIANA SHIPPING INC.

as Borrower

-and-

BUENOS AIRES COMPANIA ARMADORA S.A.
CERADA INTERNATIONAL S.A.
CHORRERA COMPANIA ARMADORA S.A.
CYPRES ENTERPRISES CORP.
DARIEN COMPANIA ARMADORA S.A.
EATON MARINE S.A.
HUSKY TRADING S.A.
PANAMA COMPANIA ARMADORA S.A.
SKYVAN SHIPPING COMPANY S.A.
TEXFORD MARITIME S.A.
as Existing Owners

-and-

URBINA BAY TRADING S.A.
CHANGAME COMPANIA ARMADORA S.A.
as New Owners

-and-

THE ROYAL BANK OF SCOTLAND plc
as Lender

______________________________________________

AMENDING AND RESTATING AGREEMENT

______________________________________________

relating to a revolving credit facility of up to

(originally) US$230,000,000

Watson, Farley & Williams
London

INDEX

Clause                                                         Page

1            INTERPRETATION                                             2

2            AGREEMENT OF THE LENDER                                     3

3            CONDITIONS PRECEDENT                                         3

4            REPRESENTATIONS AND WARRANTIES                                4

5            AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT AND
      OTHER FINANCE DOCUMENTS                                                4

6            FURTHER ASSURANCES                                                5

7            FEES AND EXPENSES                                            6

8            COMMUNICATIONS                                            6

9            SUPPLEMENTAL                                                             6

10            LAW AND JURISDICTION                                                  6

SCHEDULE 1 THE ADDITIONAL SHIPS                                            8

EXECUTION PAGES                                                                9

THIS AGREEMENT is made on                     2006

BETWEEN

(1)
DIANA SHIPPING INC., being a corporation incorporated in the Marshall Islands whose registered office is at The Trust Company Complex, Ajeltake Island, PO Box 1405, Majuro, The Marshall Islands MI-196960 (the “Borrower”);

(2)
BUENOS AIRES COMPANIA ARMADORA CERADA INTERNATIONAL S.A., CHORRERA COMPANIA ARMADORA S.A., CYPRES ENTERPRISES CORP., DARIEN COMPANIA ARMADORA S.A., EATON MARINE S.A., HUSKY TRADING S.A., PANAMA COMPANIA ARMADORA S.A., SKYVAN SHIPPING COMPANY S.A. and TEXFORD MARITIME S.A. each being incorporated in Panama whose registered office is at HSBC Bank Building, Sixth Floor, Samuel Lewis Avenue, Panama City, Panama (together, the “Existing Owners”);

(3)
URBINA BAY TRADING S.A. and CHANGAME COMPANIA ARMADORA S.A., each being incorporated in Panama whose registered office is at HSBC Bank Building, Sixth Floor, Samuel Lewis Avenue, Panama City, Panama (together the “New Owners”);

(4)	THE ROYAL BANK OF SCOTLAND plc, acting through the Shipping Business Centre at 5-10 Great Tower Street, London EC3P 31-IX (the “Lender”).

BACKGROUND

(A)
By a loan agreement dated 18 February 2005 (the “Facility Agreement”) and made between (i) the Borrower and (ii) the Lender, the Lender has made available to the Borrower a revolving credit facility of (originally) up to US$230,000,000.

(B)
By an ISDA master agreement (on the 1992 ISDA Master Agreement (Multicurrency-Crossborder) form) as amended, dated 18 February 2005 made between the Borrower and the Lender, the Borrower may enter into certain Transactions (as such term is defined in the Master Agreement) from time to time pursuant to separate Confirmations (as such term is defined in the Master Agreement), providing for, amongst other things, the payment of certain amounts by the Borrower to the Lender.

(C)
This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, at the request of the Security Parties to amend the terms and conditions applicable to the Facility Agreement in (inter alia) the following respects:

(i)	the increase of the amount of the Facility to up to $300,000,000;

(ii)	the extension of the repayment schedule;

(iii)	the amendment of the Margin; and

(iv)	the amendment of the Borrower’s financial covenants,

and to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1    INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Additional General Assignment” means, in relation to each Additional Ship, a general assignment of the Earnings, Insurances and any Requisition Compensation of that Additional Ship executed or to be executed by the relevant New Owner in favour of the Lender substantially in the form set out in Appendix 5 (or in such other form as the Lender may approve or require);

“Additional Guarantee” means, in relation to each New Owner, the Guarantee by that New Owner of the Borrower’s liabilities under the Facility Agreement, the Master Agreement and the Finance Documents (each as amended and restated or supplemented by this Agreement) executed or to be executed by the relevant New Owner in favour of the Lender substantially in the form set out in Appendix 3 (or in such other form as the Lender may approve or require);

“Additional Mortgage” means, in relation to each Additional Ship, the first priority or preferred ship mortgage on that Additional Ship and, if required by the Approved Flag State, a collateral deed of covenants, executed or to be executed by the relevant New Owner in favour of the Lender substantially in the form set out in Appendix 4 (or in such other form as the Lender may approve or require);

“Additional Ship” means either of the ships more particularly described in Schedule 1, and in the singular means either of them;

“Amended and Restated Facility Agreement” means the Facility Agreement as amended and restated by this Agreement in the form set out in Appendix 1;

“Chorrera Mortgage Addendum” means the addendum to the Mortgage in respect of m.v. “DIONE” executed or to be executed by Chorrera Compania Annadora S.A. in favour of the Lender substantially in the form set out in Appendix 2 (or in such other form as the Lender may approve or require);

“Eaton Mortgage Addendum” means the addendum to the Mortgage in respect of m.v. “DANAE” executed or to be executed by Eaton Marine S.A. in favour of the Lender substantially in the form set out in Appendix 2 (or in such other form as the Lender may approve or require);

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied; and

“Mortgage Addenda” means together the Chorrera Mortgage Addendum and the Eaton Mortgage Addendum, and in the singular means either of them.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender. The Lender agrees, subject to and upon the terms and conditions of this Agreement, to:

(a)	the matters described in Recital (C); and

(b)	the consequential amendment of the Facility Agreement and the other Finance Documents in connection with those matters to be made pursuant to Clauses 5.1, 5.2 and 5.3; and

(c)	the release of the existing Negative Pledge Agreements.

2.2	Effective Date. The agreement of the Lender contained in Clause 2.1 shall have effect on and from the Effective Date.

2.3
Release of Negative Pledge Agreements. With effect on and from the Effective Date, the Lender releases all Security Interests created in its favour by a Security Party pursuant to the Negative Pledge Agreements.

3            CONDITIONS PRECEDENT

3.1	General. The agreement of the Lender contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent. The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before 2 May 2006 or such later date as the Lender may agree with the Borrower and the other Security Parties:

(a)
documents of the kind specified in Schedule 2, Part A, paragraphs 2, 3, 4 and 5 of the Facility Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the Additional Finance Documents;

(b)	a duly executed original of this Agreement and each Additional Finance Document (and each document to be delivered pursuant to their terms) duly executed by the parties to it;

(c)	documentary evidence that:

(i)	each Additional Ship is registered in the ownership of the relevant New Owner under an Approved Flag;

(ii)	each Additional Ship is in the absolute and unencumbered ownership of the relevant New Owner save as contemplated by the Finance Documents relative thereto;

(iii)
each Additional Ship maintains the highest classification available to ships of the same type, specification and age of such Ship with a classification society which is a member of the International Association of Classification Societies free of all overdue recommendations and conditions of such Classification Society affecting class;

(iv)	each Additional Ship is insured in accordance with the provisions of the Amended and Restated Facility Agreement and all requirements therein in respect of insurances, have been complied with; and

(v)
the Additional Mortgage relating to each Additional Ship has been duly registered or recorded against such Additional Ship as a valid first priority or preferred ship mortgage in accordance with the laws of the relevant Approved Flag State;

(d)	documents establishing that each Additional Ship is managed by the Approved Manager on terms acceptable to the Lender, together. with:

(i)
a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of such Additional Ship and subordinating the rights of the Approved Manager against such Additional Ship and the relevant New Owner to the rights of the Lender under the Finance Documents;

(ii)	copies of the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in respect of each Additional Ship;

(e)	a duly executed original of each Mortgage Addendum;

(f)	documentary evidence that each Mortgage Addendum has been duly registered against the relevant Ship as a valid addendum to the relevant Mortgage according to the laws of Greece;

(g)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrower prior to the Effective Date;

(h)	evidence that all commitment commission payable under Clause 20.1(b) of the Facility Agreement accrued up to the Effective Date has been paid in full.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Facility Agreement representations and warranties. The Borrower represents and warrants to the Lender that the representations and warranties in clause 10 of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Additional Finance Documents, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of Finance Document representations and warranties. The Borrower and each of the Security Parties represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Additional Finance Documents, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1
Specific amendments to Facility Agreement. With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be amended and restated in the form of the Amended and Restated Facility Agreement. The Effective Date shall constitute the Availability Date under the Facility Agreement as so amended and restated. As so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2
Amendments to Master Agreement. With effect on and from the Effective Date the Master Agreement shall be, and shall be deemed by this Agreement to be, amended so that the definition of, and references throughout to, the Loan Facility and the Credit Support Documents shall be construed as if the same referred to the Facility Agreement and those Credit Support Documents as amended and restated or supplemented by this Agreement and the Mortgage Addenda.

5.3
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement and any Mortgage which is amended and supplemented by a Mortgage Addendum, shall be, and shall be deemed by this Agreement to be amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated or supplemented by this Agreement;

(b)
the definition of, and references throughout each of the Finance Documents to, a Mortgage shall, where applicable, be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum;

(c)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement; and

(d)	references throughout each of the Finance Documents to “$230,000,000” shall be replaced with “$300,000,000”.

5.4	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect, as amended by:

(a)	the amendments contained or referred to in Clauses 5.1, 5.2 and 5.3 and the Mortgage Addenda; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

5.5
Confirmation of Guarantees. Each Guarantee, as amended by this Agreement, shall remain in full force and effect and shall extend to all amounts payable by the Borrower under or in connection with the Facility Agreement (as amended and restated by this Agreement) and the Master Agreement and each other Finance Document (each as amended by this Agreement).

6           FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc.

The Borrower and each Security Party shall:

(a)
execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to the Borrower or that Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended and restated or supplemented by this Agreement, or by the Mortgage Addenda; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action. At the same time as the Borrower or any Security Party delivers to the Lender any document executed under Clause 6.1(a), the Borrower or any Security Party shall also deliver to the Lender a certificate signed by 2 of the Borrower’s or that Security Party’s directors which shall:

(a)	set out the text of a resolution of the Borrower’s or that Security Party’s directors specifically authorising the execution of the document specified by the Lender; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that Security Party’s articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Amendment fee. The Borrower shall pay to the Lender on the date of this Agreement an amendment fee of $100,000.

7.2
Expenses. The provisions of clause 20 (fees and expenses) of the Facility Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General. The provisions of clause 28 (notices) of the Facility Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Facility Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Facility Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed and delivered as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ADDITIONAL SHIPS

Vessel Name	Owner	Vessel Type	Flag	Dead Weight Tonnage	Year Built
ERATO	Urbina Bay Trading S.A.	Bulk Carrier	Bahamas	74,444	2004
THETIS	Changame Compania Armadora S.A.	Bulk Carrier	Bahamas	73,583	2004

EXECUTION PAGES

EXECUTED and DELIVERED as a DEED	)
by DIANA SHIPPING INC.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by BUENOS AIRES COMPANIA ARMADORA S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by CERADA INTERNATIONAL S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by CHORRERA COMPANIA ARMADORA S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by CYPRES ENTERPRISES CORP.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by DARIEN COMPANIA ARMADORA S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by EATON MARINE S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by HUSKY TRADING S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by PANAMA COMPANIA ARMADORA S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by SKYVAN SHIPPING COMPANY S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by TEXFORD MARITIME S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by URBINA BAY TRADING S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by CHANGAME COMPANIA ARMADORA S.A.	)
acting by S. Palios	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/Simon Palios

EXECUTED and DELIVERED as a DEED	)
by THE ROYAL BANK OF SCOTLAND plc	)
acting by N. Pavlides	)
its duly authorized	)
attorney-in-fact in the presence of:	)

/s/Kate Sherrand

/s/N. Pavlides

SK 99999 0010 864198